Exhibit 99.3

30 April 2013

Embargoed until 7am

THIS ANNOUNCEMENT (INCLUDING THE APPENDIX) AND THE INFORMATION CONTAINED HEREIN IS RESTRICTED AND IS NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN, INTO OR FROM THE UNITED STATES, AUSTRALIA, CANADA, JAPAN, SOUTH AFRICA OR ANY OTHER JURISDICTION IN WHICH SUCH RELEASE, PUBLICATION OR DISTRIBUTION WOULD BE UNLAWFUL.

Further, this Announcement is for information purposes only and shall not constitute an offer to sell or issue or the solicitation of an offer to buy, subscribe for or otherwise acquire any new ordinary shares of Carphone Warehouse Group plc in any jurisdiction in which any such offer or solicitation would be unlawful.

Carphone Warehouse Group plc

("Carphone Warehouse" or the "Company" or the "Group")

Symbol: CPW

PROPOSED PLACING OF 9.99 PER CENT. OF EXISTING ISSUED ORDINARY SHARE CAPITAL

Carphone Warehouse today announces the placing of 47,228,179 new ordinary shares of 0.1 pence each in the capital of the Company ("Ordinary Shares"), (the "Placing Shares"), (the "Placing"), representing approximately 9.99 per cent. of the Company's existing issued ordinary share capital. The Placing is being conducted through an accelerated bookbuilding process which will be launched immediately following this Announcement. The Company's Chairman and Executive Directors intend to participate in the Placing.

Deutsche Bank AG, London Branch ("Deutsche Bank") and UBS Limited (“UBS”) are acting as joint lead managers and joint bookrunners (the “Bookrunners" or "Managers") in connection with the Placing.

The Company has also announced today that it has conditionally agreed to acquire the 50 per cent. of New BBED Limited (“CPW Europe”) that the Company does not already own from Best Buy Co., Inc. (“Best Buy”) for a net consideration of £471 million (the “Proposed Acquisition”).

At the same time, the Company announced its Q4 trading update for the quarter ended 31 March 2013.

Reasons for the Placing and consideration structure

The net proceeds of the Placing will be used to fund in part the cash consideration for the Proposed Acquisition. The net consideration for the Proposed Acquisition is £471 million and will be satisfied as follows:

•
£341 million payable in cash on completion, funded through the net proceeds of the Placing, existing Group funds if the net proceeds of the Placing are less than £91 million, and a new £250 million four-year amortising sterling term loan facility, which includes the same covenants as existing CPW Europe facilities and is at current market pricing;

•
£80 million by the issue to Best Buy of 42,105,263 new Ordinary Shares at a price of 190 pence per share, representing approximately 7.5 per cent. of the Company's issued ordinary share capital after the Placing and Proposed Acquisition; and

•
£50 million of deferred cash consideration, which bears interest at 2.5 per cent. per annum, payable to Best Buy in two equal instalments of £25 million each on the first and second anniversary of completion.

The Board of Carphone Warehouse expects the Proposed Acquisition to be earnings enhancing in the current financial year.1

The Placing is not conditional upon the completion of the Proposed Acquisition. In the event that the Proposed Acquisition does not complete, Carphone Warehouse will retain the net proceeds of the Placing for general corporate purposes.

As a company admitted to the standard segment of the Official List, Carphone Warehouse is not subject to the provisions of Chapter 10 of the Listing Rules of the Financial Conduct Authority (the “FCA”); however, the Company has publicly stated that it intends to comply with such rules as if it were a premium listed company. Whilst the Placing is not subject to shareholder approval, as the Proposed Acquisition is classified as a Reverse Takeover under Chapter 10 of the Listing Rules, the Proposed Acquisition is conditional upon the approval of Carphone Warehouse shareholders in a general meeting. A circular (including a notice of general meeting) and a prospectus in relation to the enlarged Carphone Warehouse group will be published in due course and the Proposed Acquisition is expected to complete in June 2013.

Details of the Placing

The Placing is subject to the terms and conditions set out in the Appendix (which forms part of this announcement, such announcement and the Appendix together being the "Announcement"). The Bookrunners will today commence a bookbuilding process in respect of the Placing (the "Bookbuilding Process"). The price per Ordinary Share at which the Placing Shares are to be placed (the "Placing Price") will be decided at the close of the Bookbuilding Process.  The book will open with immediate effect following this Announcement. The timing of the closing of the book, pricing and allocations are at the discretion of the Bookrunners and the Company. Details of the Placing Price and the number of Placing Shares will be announced as soon as practicable after the close of the Bookbuilding Process.

The Placing Shares, when issued, will be fully paid and will rank pari passu in all respects with the existing Ordinary Shares, including the right to receive all dividends and other distributions declared, made or paid after the date of issue. If all of the Placing Shares are placed, it would represent an increase of approximately 9.99 per cent. of the existing issued ordinary share capital of the Company.

Application will be made for the Placing Shares to be admitted to the standard listing segment of the Official List (the "Official List") of the FCA and to be admitted to trading on the main market for listed securities of the London Stock Exchange plc (the "London Stock Exchange") (together, "Admission"). Admission is expected to take place on or before 8.00 a.m. on 3 May 2013 and settlement of the Placing shares is expected to take place on the same day. The Placing is conditional, among other things, upon Admission becoming effective. The Placing is also conditional upon the placing agreement between the Company and the Bookrunners (the "Placing Agreement") not being terminated. The Appendix sets out further information relating to the Bookbuilding Process and the terms and conditions of the Placing.

This Announcement should be read in its entirety.  In particular, you should read and understand the information provided in the "Important notices" section of this Announcement.

[1] This statement is not intended to be a profit forecast and no statement in this announcement should be interpreted to mean that the earnings per share of the Company for the current or future financial years would necessarily match or exceed the historical published earnings per share of the Company.

Management conference call

There will be a conference call for investors and analysts at 8.00 am this morning. The call will also be broadcast on our website, www.cpwplc.com.

Dial-in details
Passcode: 7863644
UK/International: +44(0)20 7136 2051
USA: +1 646 254 3365

A replay will be available until midnight, 7 May 2013.
Passcode: 7863644
UK/International: +44(0)20 3427 0598
USA: +1 866 932 5017

Please note that participation in the conference call and access to the recording of the call will be subject to exclusions for persons located in certain restricted jurisdictions.

Enquiries:

Carphone Warehouse Group plc
Roger Taylor, Chief Executive Officer Nigel Langstaff, Chief Financial Officer Kate Ferry, Investor Relations Director

Joint Bookrunners and Corporate Brokers

Deutsche Bank AG Matt Hall, UK Corporate Broking +44 (0)20 7547 1295 Ed Sankey, Equity Capital Markets +44 (0)20 7547 6160	UBS Limited David James, UK Corporate Broking +44 (0)20 7567 8000 Anna Richardson Brown, UK Corporate Broking +44 (0)20 7567 8000

Financial Advisor to the Company Credit Suisse Securities (Europe) Limited

For media enquiries:

CPW Europe Shane Conway, Head of PR +44 (0)79 3219 9659	Citigate Dewe Rogerson Anthony Carlisle +44 (0)79 7361 1888

For further information, please visit www.cpwplc.com

IMPORTANT NOTICES

MEMBERS OF THE PUBLIC ARE NOT ELIGIBLE TO TAKE PART IN THE PLACING. ALL OFFERS OF THE PLACING SHARES WILL BE MADE PURSUANT TO AN EXEMPTION UNDER DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING DIRECTIVE 2010/73/EU (THE "2010 PD AMENDING DIRECTIVE"), TO THE EXTENT IMPLEMENTED, AND INCLUDING ANY RELEVANT IMPLEMENTING MEASURE, IN THE RELEVANT MEMBER STATE OF THE EUROPEAN ECONOMIC AREA ("EEA")) (THE "PROSPECTUS DIRECTIVE"), FROM THE REQUIREMENT TO PRODUCE A PROSPECTUS FOR OFFERS OF THE PLACING SHARES. THIS ANNOUCEMENT AND THE TERMS AND CONDITIONS SET OUT IN THIS ANNOUNCEMENT ARE FOR INFORMATION PURPOSES ONLY AND ARE DIRECTED ONLY AT PERSONS WHO ARE: (A) PERSONS IN AN EEA MEMBER STATE WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (A "RELEVANT MEMBER STATE"), UNDER THE FOLLOWING EXEMPTIONS UNDER THE PROSPECTUS DIRECTIVE, IF AND TO THE EXTENT THEY HAVE BEEN IMPLEMENTED IN THAT RELEVANT MEMBER STATE: (I) TO ANY LEGAL ENTITY WHICH IS A "QUALIFIED INVESTOR" AS DEFINED IN THE PROSPECTUS DIRECTIVE; (II) TO FEWER THAN 100 OR, IF THE RELEVANT MEMBER STATE HAS IMPLEMENTED THE RELEVANT PROVISION OF THE 2010 PD AMENDING DIRECTIVE, 150, NATURAL OR LEGAL PERSONS (OTHER THAN QUALIFIED INVESTORS AS DEFINED IN THE PROSPECTUS DIRECTIVE), AS PERMITTED UNDER THE PROSPECTUS DIRECTIVE; OR (III) IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY THE COMPANY OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE, PROVIDED THAT NO SUCH OFFER TO THE PUBLIC SHALL RESULT IN A REQUIREMENT FOR THE PUBLICATION BY THE COMPANY OR THE MANAGERS OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE; AND (B) (I) INVESTMENT PROFESSIONALS FALLING WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, (THE "ORDER"); OR (II) HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS AND OTHER PERSONS FALLING WITHIN ARTICLE 49(2)(A) TO (D) OF THE ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS "RELEVANT PERSONS").

THIS ANNOUNCEMENT AND THE TERMS AND CONDITIONS SET OUT HEREIN MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS ANNOUNCEMENT RELATES IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. PERSONS DISTRIBUTING THIS ANNOUNCEMENT MUST SATISFY THEMSELVES THAT IT IS LAWFUL TO DO SO. EACH PLACEE SHOULD CONSULT WITH ITS OWN ADVISORS AS TO LEGAL, TAX, BUSINESS AND RELATED ASPECTS OF A PURCHASE OF PLACING SHARES.

The distribution of this Announcement and the offering, placing and/or issue of the Placing Shares in certain jurisdictions may be restricted by law. No action has been taken by the Company, the Bookrunners or any of their respective affiliates that would permit an offer of the Placing Shares or possession or distribution of this Announcement or any other offering or publicity material relating to such Placing Shares in any jurisdiction where action for that purpose is required. Persons into whose possession this Announcement comes are required by the Company and the Bookrunners to inform themselves about and to observe any such restrictions.

THIS ANNOUNCEMENT IS FOR INFORMATION PURPOSES ONLY AND SHALL NOT CONSTITUTE AN OFFER TO SELL OR ISSUE OR THE SOLICITATION OF AN OFFER TO BUY, SUBSCRIBE FOR OR OTHERWISE ACQUIRE SECURITIES IN ANY JURISDICTION IN WHICH ANY SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. ANY FAILURE TO COMPLY WITH THIS RESTRICTION MAY CONSTITUTE A VIOLATION OF THE SECURITIES LAWS OF SUCH JURISDICTIONS.

This Announcement or any part of it does not constitute or form part of any offer to issue or sell, or the solicitation of an offer to acquire, purchase or subscribe for, any securities in the United States (including its territories and possessions, any state of the United States and the District of Columbia), Canada, Australia, South Africa, Japan or any other jurisdiction in which the same would be unlawful. No public offering of the Placing Shares is being made in any such jurisdiction.

In particular, the securities of Carphone Warehouse (including the Placing Shares) have not been and will not be registered under the US Securities Act of 1933, as amended (the "Securities Act"), or under the securities laws of any state or other jurisdiction of the United States, and accordingly the Placing Shares may not be offered, sold or transferred, directly or indirectly, within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and the securities laws of any relevant state or jurisdiction of the United States. There is no intention to register any portion of the offering in the United States or to conduct a public offering of securities in the United States.

This document is not being distributed by, nor has it been approved for the purposes of section 21 of the Financial Services and Markets Act 2000 (as amended) ("FSMA") by, a person authorised under FSMA. This document is being distributed and communicated to persons in the UK only in circumstances in which section 21(1) of FSMA does not apply.

By participating in the Bookbuilding Process and the Placing, each person who is invited to and who chooses to participate in the Placing (including individuals, funds or others) (each a "Placee") by making an oral and legally binding offer to acquire Placing Shares will be deemed to have read and understood this Announcement in its entirety, to be participating, making an offer and acquiring Placing Shares on the terms and conditions contained herein and to be providing the representations, warranties, indemnities, acknowledgements and undertakings contained herein.

This Announcement may contain and the Company may make verbal statements containing "forward-looking statements" with respect to certain of the Company's plans and its current goals and expectations relating to its future financial condition, performance, strategic initiatives, objectives and results. Forward-looking statements sometimes use words such as "aim", "anticipate", "target", "expect", "estimate", "intend", "plan", "goal", "believe", "seek", "may", "could", "outlook" or other words of similar meaning. By their nature, all forward-looking statements involve risk and uncertainty because they relate to future events and circumstances which are beyond the control of the Company, including amongst other things, domestic and global economic business conditions, market-related risks such as fluctuations in interest rates and exchange rates, the policies and actions of governmental and regulatory authorities, the effect of competition, inflation, deflation, the timing effect and other uncertainties of future acquisitions or combinations within relevant industries, the effect of tax and other legislation and other regulations in the jurisdictions in which the Company and its respective affiliates operate, the effect of volatility in the equity, capital and credit markets on the Company's profitability and ability to access capital and credit, a decline in the Company's credit ratings; the effect of operational risks; and the loss of key personnel. As a result, the actual future financial condition, performance and results of the Company may differ materially from the plans, goals and expectations set forth in any forward-looking statements. Any forward-looking statements made in this Announcement by or on behalf of the Company speak only as of the date they are made. Except as required by applicable law or regulation, the Company expressly disclaims any obligation or undertaking to publish any updates or revisions to any forward-looking statements contained in this Announcement to reflect any changes in the Company's expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based.

No statement in this Announcement is intended to be a profit forecast, and no statement in this Announcement should be interpreted to mean that earnings per share of the Company for the current or future financial years would necessarily match or exceed the historical published earnings per share of the Company.

Each Manager is authorised and regulated in the United Kingdom by the FCA and is acting exclusively for the Company and no one else in connection with the Placing and the other matters referred to in this Announcement and will not regard any other person (whether or not a recipient of this document) as a client in relation to the Bookbuilding Process, the Placing and the other matters referred to in this Announcement and will not be responsible to anyone (including Placees) other than the Company for providing the protections afforded to its clients or for providing advice in relation to the Bookbuilding Process, the Placing or other matters referred to in this Announcement.

No representation or warranty, express or implied, is or will be made as to, or in relation to, and no responsibility or liability is or will be accepted by the Bookrunners or by any of their respective affiliates or their or their respective affiliates' agents, directors, officers and employees, respectively, as to, or in relation to, the accuracy or completeness of this Announcement or any other written or oral information made available to or publicly available to any interested party or its advisers, and any liability therefor is expressly disclaimed.

The price of shares and any income expected from them may go down as well as up and investors may not get back the full amount invested upon disposal of the shares. Past performance is no guide to future performance, and persons needing advice should consult an independent financial adviser.

The Placing Shares to be issued or sold pursuant to the Placing will not be admitted to trading on any stock exchange other than the London Stock Exchange. Neither the content of the Company's website nor any website accessible by hyperlinks on the Company's website is incorporated in, or forms part of, this Announcement.

APPENDIX - TERMS AND CONDITIONS OF THE PLACING

IMPORTANT INFORMATION FOR INVITED PLACEES ONLY REGARDING THE PLACING.

MEMBERS OF THE PUBLIC ARE NOT ELIGIBLE TO TAKE PART IN THE PLACING. ALL OFFERS OF THE PLACING SHARES WILL BE MADE PURSUANT TO AN EXEMPTION UNDER DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING DIRECTIVE 2010/73/EU (THE "2010 PD AMENDING DIRECTIVE"), TO THE EXTENT IMPLEMENTED, AND INCLUDING ANY RELEVANT IMPLEMENTING MEASURE, IN THE RELEVANT MEMBER STATE OF THE EUROPEAN ECONOMIC AREA ("EEA")) (THE "PROSPECTUS DIRECTIVE"), FROM THE REQUIREMENT TO PRODUCE A PROSPECTUS FOR OFFERS OF THE PLACING SHARES. THIS ANNOUCEMENT AND THE TERMS AND CONDITIONS SET OUT IN THIS ANNOUNCEMENT ARE FOR INFORMATION PURPOSES ONLY AND ARE DIRECTED ONLY AT PERSONS WHO ARE: (A) PERSONS IN AN EEA MEMBER STATE WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (A "RELEVANT MEMBER STATE"), UNDER THE FOLLOWING EXEMPTIONS UNDER THE PROSPECTUS DIRECTIVE, IF AND TO THE EXTENT THEY HAVE BEEN IMPLEMENTED IN THAT RELEVANT MEMBER STATE: (I) TO ANY LEGAL ENTITY WHICH IS A "QUALIFIED INVESTOR" AS DEFINED IN THE PROSPECTUS DIRECTIVE; (II) TO FEWER THAN 100 OR, IF THE RELEVANT MEMBER STATE HAS IMPLEMENTED THE RELEVANT PROVISION OF THE 2010 PD AMENDING DIRECTIVE, 150, NATURAL OR LEGAL PERSONS (OTHER THAN QUALIFIED INVESTORS AS DEFINED IN THE PROSPECTUS DIRECTIVE), AS PERMITTED UNDER THE PROSPECTUS DIRECTIVE; OR (III) IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY THE COMPANY OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE, PROVIDED THAT NO SUCH OFFER TO THE PUBLIC SHALL RESULT IN A REQUIREMENT FOR THE PUBLICATION BY THE COMPANY OR THE MANAGERS OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE; AND (B) (I) INVESTMENT PROFESSIONALS FALLING WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, (THE "ORDER"); OR (II) HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS AND OTHER PERSONS FALLING WITHIN ARTICLE 49(2)(A) TO (D) OF THE ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS "RELEVANT PERSONS").

THIS ANNOUNCEMENT (INCLUDING THIS APPENDIX) AND THE INFORMATION CONTAINED HEREIN IS RESTRICTED AND IS NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN OR INTO THE UNITED STATES, AUSTRALIA, CANADA, JAPAN, SOUTH AFRICA OR ANY OTHER JURISDICTION IN WHICH SUCH RELEASE, PUBLICATION OR DISTRIBUTION WOULD BE UNLAWFUL.

This Announcement is for information purposes only and shall not constitute an offer to sell or issue or the solicitation of an offer to buy, subscribe for or otherwise acquire any Placing Shares in any jurisdiction in which any such offer or solicitation would be unlawful.

All offers of the Placing Shares will be made pursuant to an exemption under the Prospectus Directive from the requirement to produce a prospectus. This Announcement is being distributed and communicated to persons in the UK only in circumstances in which section 21(1) of FSMA does not apply.

The Placing Shares referred to in this Announcement have not been and will not be registered under the Securities Act or under the securities laws of any state or other jurisdiction of the United States, and may not be offered, sold or transferred within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

The distribution of this Announcement and the Placing and/or issue of the Placing Shares in certain jurisdictions may be restricted by law. No action has been taken by the Company, the Managers or any of their respective affiliates that would permit an offer of the Placing Shares or possession or distribution of this Announcement or any other offering or publicity material relating to such Placing Shares in any jurisdiction where action for that purpose is required. Persons into whose possession this Announcement comes are required by the Company and the Managers to inform themselves about and to observe any such restrictions.

This Announcement should be read in its entirety. In particular, you should read and understand the information provided in the "Important Notices" section of this Announcement.

By participating in the Bookbuilding Process and the Placing, Placees will be deemed to have read and understood this Announcement in its entirety, to be participating, making an offer and acquiring Placing Shares on the terms and conditions contained herein and to be providing the representations, warranties, indemnities, acknowledgements and undertakings contained herein. In particular, each such Placee represents, warrants, undertakes, agrees and acknowledges (amongst other things), that:

1.	it is a Relevant Person and undertakes that it will acquire, hold, manage or dispose of any Placing Shares that are allocated to it for the purposes of its business;

2.	in the case of a Relevant Person in a Relevant Member State who acquires any Placing Shares pursuant to the Placing:

(a)	it is a Qualified Investor; and

(b)	in the case of any Placing Shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive,

(i)    the Placing Shares acquired by it in the Placing have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than Qualified Investors or in circumstances in which the prior consent of the Managers has been given to the offer or resale; or

(ii)    where Placing Shares have been acquired by it on behalf of persons in any member state of the EEA other than Qualified Investors, the offer of those Placing Shares to it is not treated under the Prospectus Directive as having been made to such persons; and

3.
it is acquiring the Placing Shares for its own account or is acquiring the Placing Shares for an account with respect to which it exercises sole investment discretion and has the authority to make and does make the representations, warranties, indemnities, acknowledgements and agreements contained in this Announcement, and

4.
except as otherwise permitted by the Company and subject to any available exemptions from applicable securities laws, it (and any account referred to in paragraph 3 above) is outside the United States acquiring the Placing Shares in an offshore transaction as defined in and in accordance with Regulation S under the Securities Act.

No prospectus

No prospectus or other offering document has been or will be submitted to be approved by the FCA in relation to the Placing and Placees' commitments will be made solely on the basis of the information contained in this Announcement, the announcement of the pricing of the Placing through a Regulatory Information Service (the "Placing Results Announcement") and any information publicly announced through a Regulatory Information Service (as defined in the listing rules of the FCA (the "Listing Rules") by or on behalf of the Company on or prior to the date of this Announcement (the "Publicly Available Information") and subject to any further terms set forth in the contract note sent to individual placees. Each Placee, by participating in the Placing, agrees that it has neither received nor relied on any information, representation, warranty or statement made by or on behalf of the Managers or the Company other than the Publicly Available Information and none of the Managers, the Company nor any person acting on such person's behalf nor any of their affiliates has or shall have any liability for any Placee's decision to participate in the Placing based on any other information, representation, warranty or statement. Each Placee acknowledges and agrees that it has relied on its own investigation of the business, financial or other position of the Company in accepting a participation in the Placing. Nothing in this paragraph shall exclude the liability of any person for fraudulent misrepresentation.

Details of the Placing Agreement and the Placing Shares

Each Manager has entered into the Placing Agreement with the Company under which it has undertaken, on the terms and subject to the conditions set out in the Placing Agreement, to use all reasonable endeavours to procure Placees for the Placing Shares. In accordance with the terms of the Placing Agreement, subject to the execution of the pricing agreement setting out the final number of Placing Shares and the Placing Price, if Placees fail to take up their allocation of Placing Shares at the Placing Price, the Bookrunners agree to take up such shares and the Company agrees to allot and issue such shares to the Bookrunners, at the Placing Price and on the terms set out in the Placing Agreement.

The Placing Shares will, when issued, be credited as fully paid and will rank pari passu in all respects with the existing Ordinary Shares, including the right to receive all dividends and other distributions declared, made or paid in respect of such Ordinary Shares after the date of issue of the Placing Shares.

As part of the Placing, the Company has agreed that it will not issue or sell any ordinary shares for a period of 90 days after Admission without the prior written consent of the Managers (such consent not to be unreasonably withheld or delayed). This agreement is subject to certain customary exceptions and does not prevent the Company from granting options under, and allotting and issuing ordinary shares pursuant to options granted under, the Company's existing share option schemes in accordance with normal practice, or any issue of shares or capitalisation issue related to employee share schemes, scrip dividend arrangements or dividend re-investment plans nor does it prevent the Company allotting and issuing ordinary shares pursuant to the Proposed Acquisition.

Application for admission to listing and trading

Application will be made to the FCA for admission of the Placing Shares to listing on the standard segment of the Official List and to the London Stock Exchange for admission to trading of the Placing Shares on the London Stock Exchange's main market for listed securities (together "Admission").

It is expected that Admission will take place on or before 8.00 a.m. on 3 May 2013 and that dealings in the Placing Shares on the London Stock Exchange's main market for listed securities will commence at the same time.

Bookbuilding Process

The Managers will today commence the Bookbuilding Process to determine demand for participation in the Placing by Placees. This Appendix gives details of the terms and conditions of, and the mechanics of participation in, the Placing. No commissions will be paid to Placees or by Placees in respect of any Placing Shares.

The Managers and the Company shall be entitled to effect the Placing by such alternative method to the Bookbuilding Process as they may, in their sole discretion, determine.

Principal terms of the Bookbuilding Process and Placing

1.	Deutsche Bank and UBS are acting as Managers and Bookrunners to the Placing, as agents of the Company.

2.
Participation in the Placing will only be available to persons who may lawfully be, and are, invited by the Managers to participate. The Managers and their affiliates are entitled to enter bids in the Bookbuilding Process.

3.
The Bookbuilding Process will establish the Placing Price payable to the Managers by all Placees whose bids are successful. The Placing Price and the aggregate proceeds to be raised through the Placing will be agreed between the Managers and the Company following completion of the Bookbuilding Process and any discount to the market price of the ordinary shares of the Company will be determined in accordance with the Listing Rules, as published by the FCA pursuant to Part VI of FSMA. The Placing Price will be announced through the Placing Results Announcement following the completion of the Bookbuilding Process.

4.
To bid in the Bookbuilding Process, Placees should communicate their bid by telephone to their usual sales contact at Deutsche Bank or UBS. Each bid should state the number of Placing Shares which a prospective Placee wishes to acquire at either the Placing Price which is ultimately established by the Company and the Managers or at prices up to a price limit specified in its bid. Bids may be scaled down by the Managers on the basis referred to in paragraph 9 below. Each of the Managers is arranging the Placing severally, and not jointly, or jointly and severally, as agent of the Company.

5.
The Bookbuilding Process is expected to close no later than 5.00 p.m. (London time) on 30 April 2013 but may be closed earlier or later at the discretion of the Managers. The Managers may, in agreement with the Company, accept bids that are received after the Bookbuilding Process has closed. The Company reserves the right to reduce or seek to increase the amount to be raised pursuant to the Placing, in its discretion, save that the total number of shares to be issued pursuant to the Placing shall not exceed a number of shares equal to 9.99 per cent. of the Company's existing issued share capital.

6.
Each Placee's allocation will be agreed between the Managers and the Company and will be confirmed orally by the relevant Manager as soon as practicable following the close of the Bookbuilding Process. The relevant Manager's oral confirmation of an allocation will give rise to a legally binding commitment by the Placee concerned, in favour of the relevant Manager and the Company, under which it agrees to acquire the number of Placing Shares allocated to it on the terms and subject to the conditions set out in this Appendix and the Company's articles of association.

7.
The Company will release the Placing Results Announcement following the close of the Bookbuilding Process detailing the aggregate number of the Placing Shares to be issued and the Placing Price at which such shares have been placed.

8.	Each Placee's allocation and commitment will be evidenced by a contract note issued to such Placee by one of the Managers. The terms of this Appendix will be deemed incorporated therein.

9.
The Managers may choose to accept bids, either in whole or in part, on the basis of allocations determined at its discretion (in agreement with the Company) and may scale down any bids for this purpose on such basis as it may determine or be directed. The Managers may also, notwithstanding paragraphs 5 to 7 above, subject to the prior consent of the Company (a) allocate Placing Shares after the time of any initial allocation to any person submitting a bid after that time and (b) allocate Placing Shares after the Bookbuilding Process has closed to any person submitting a bid after that time.

10.
A bid in the Bookbuilding Process will be made on the terms and subject to the conditions in this Appendix and will be legally binding on the Placee on behalf of which it is made and except with the relevant Manager's consent will not be capable of variation or revocation after the time at which it is submitted. Each Placee will have an immediate, separate, irrevocable and binding obligation, owed to the relevant Manager, to pay to it (or as it may direct) in cleared funds an amount equal to the product of the Placing Price and the number of Placing Shares such Placee has agreed to acquire and the Company has agreed to allot and issue to that Placee.

11.
Except as required by law or regulation, no press release or other announcement will be made by the Managers or the Company using the name of any Placee (or its agent), in its capacity as Placee (or agent), other than with such Placee's prior written consent.

12.
Irrespective of the time at which a Placee's allocation(s) pursuant to the Placing is/are confirmed, settlement for all Placing Shares to be acquired pursuant to the Placing will be required to be made at the same time, on the basis explained below under 'Registration and Settlement'.

13.
All obligations under the Bookbuilding Process and Placing will be subject to fulfilment of the conditions referred to below under 'Conditions of the Placing' and to the Placing not being terminated on the basis referred to below under 'Termination of the Placing'.

14.
By participating in the Bookbuilding Process each Placee will agree that its rights and obligations in respect of the Placing will terminate only in the circumstances described below and will not be capable of rescission or termination by the Placee.

15.
To the fullest extent permissible by law, none of the Managers nor any of their affiliates nor any of their or their respective affiliates' agents, directors, officers or employees, respectively, shall have any liability to Placees (or to any other person whether acting on behalf of a Placee or otherwise). In particular, none of the Managers nor any of their affiliates nor any of its or their agents, directors, officers or employees shall have any liability (including, to the extent permissible by law, any fiduciary duties) in respect of the Managers' conduct of the Bookbuilding Process or of such alternative method of effecting the Placing as the Managers and the Company may agree.

Registration and Settlement

If Placees are allocated any Placing Shares in the Placing they will be sent a contract note or electronic confirmation which will confirm the number of Placing Shares allocated to them, the Placing Price and the aggregate amount owed by them to the relevant Manager. Each Placee will be deemed to agree that it will do all things necessary to ensure that delivery and payment is completed in accordance with either the standing CREST or certificated settlement instructions which they have in place with the relevant Manager.

Settlement of transactions in the Placing Shares (ISIN: GB00B4Y7R145) following Admission will take place within the CREST system. Settlement through CREST will be on a T+3 basis unless otherwise notified by the Managers and is expected to occur on 3 May 2013 (the "Settlement Date"). Settlement will be on a delivery versus payment basis. However, in the event of any difficulties or delays in the admission of the Placing Shares to CREST or the use of CREST in relation to the Placing, the Company and the Managers may agree that the Placing Shares should be issued in certificated form. The Managers reserve the right to require settlement for the Placing Shares, and to deliver the Placing Shares to Placees, by such other means as they deem necessary if delivery or settlement to Placees is not practicable within the CREST system or would not be consistent with regulatory requirements in a Placee's jurisdiction.

Interest is chargeable daily on payments not received from Placees on the due date in accordance with the arrangements set out above, in respect of either CREST or certificated deliveries, at the rate of 2 percentage points above prevailing LIBOR as determined by the Managers.

If Placees do not comply with their obligations the relevant Manager may sell any or all of their Placing Shares on their behalf and retain from the proceeds, for its own account and benefit, an amount equal to the Placing Price of each share sold plus any interest due. Placees will, however, remain liable for any shortfall below the Placing Price and for any stamp duty or stamp duty reserve tax (together with any interest or penalties) which may arise upon the sale of their Placing Shares on their behalf.

If Placing Shares are to be delivered to a custodian or settlement agent, Placees must ensure that, upon receipt, the conditional contract note is copied and delivered immediately to the relevant person within that organisation. Insofar as Placing Shares are registered in a Placee's name or that of its nominee or in the name of any person for whom a Placee is contracting as agent or that of a nominee for such person, such Placing Shares should, subject as provided below, be so registered free from any liability to UK stamp duty or stamp duty reserve tax. Placees will not be entitled to receive any fee or commission in connection with the Placing.

Conditions of the Placing

The Placing is conditional upon the Placing Agreement becoming unconditional and not having been terminated in accordance with its terms.

The obligations of the Managers under the Placing Agreement are, and the Placing is, conditional on, inter alia:

(a)
none of the warranties, representations and undertakings contained in the Placing Agreement being untrue, inaccurate or misleading as at the date of the Placing Agreement and the date of Admission as though they had been given and made on such dates (by reference to the facts and circumstances prevailing at such time);

(b)	the Company allotting, subject only to Admission, the Placing Shares in accordance with the Placing Agreement; and

(c)	Admission taking place not later than 8.00 a.m. on 3 May 2013 or such later date as the Company and the Managers may otherwise agree but not being later than 8.00 a.m. on 31 July 2013

(all conditions to the obligations of the Bookrunners included in the Placing Agreement being together, the "conditions")

If any of the conditions set out in the Placing Agreement is not fulfilled or, where permitted, waived in accordance with the Placing Agreement within the stated time periods (or such later time and/or date as the Company and the Managers may agree), or the Placing Agreement is terminated in accordance with its terms (as to which, see the "Termination of the Placing" section below), the Placing will lapse and the Placee's rights and obligations shall cease and terminate at such time and each Placee agrees that no claim can be made by or on behalf of the Placee (or any person on whose behalf the Placee is acting) in respect thereof.

By participating in the Bookbuilding Process, each Placee agrees that its rights and obligations cease and terminate only in the circumstances described above and under "Termination of the Placing" below and will not be capable of rescission or termination by it.

The Managers may, at their discretion and upon such terms as they think fit, waive fulfilment of all or any of the conditions in the Placing Agreement in whole or in part or extend the time provided for fulfilment of any such conditions in respect of all or any part of the performance thereof, save that certain conditions including the condition relating to Admission referred to at (c) above may not be waived. Any such extension or waiver will not affect Placees' commitments as set out in this Appendix.

Neither the Managers nor any of their respective affiliates nor any of their or their respective affiliates' agents, directors, officers or employees, respectively, nor the Company shall have any liability to any Placee (or to any other person whether acting on behalf of a Placee or otherwise) in respect of any decision any of them may make as to whether or not to waive or to extend the time and/or date for the satisfaction of any condition to the Placing nor for any decision any of them may make as to the satisfaction of any condition or in respect of the Placing generally and by participating in the Placing each Placee agrees that any such decision is within the absolute discretion of the Managers and the Company.

Termination of the Placing

The Managers may by notice in writing to the Company terminate the Placing Agreement at any time up to and including Admission in certain circumstances, including a breach of the warranties given to the Managers or the occurrence of a force majeure event.

If the Placing Agreement is terminated in accordance with its terms, the rights and obligations of each Placee in respect of the Placing as described in this Announcement shall cease and terminate at such time and no claim can be made by any Placee in respect thereof.

By participating in the Bookbuilding Process, each Placee agrees with the Company and the Managers that the exercise by the Company or the Managers of any right of termination or any other right or other discretion under the Placing Agreement shall be within the absolute discretion of the Company or the Managers (as the case may be) and that neither the Company nor the Managers need make any reference to such Placee and that none of the Company, the Managers, their respective affiliates or their or their respective affiliates' agents, directors, officers or employees, respectively, shall have any liability to such Placee (or to any other person whether acting on behalf of a Placee or otherwise) whatsoever in connection with any such exercise.

By participating in the Placing, each Placee agrees that its rights and obligations terminate only in the circumstances described above and under the "Conditions of the Placing" above and will not be capable of rescission or termination by it after oral confirmation by the Managers following the close of the Bookbuilding Process.

Representations, warranties and further terms

By submitting a bid in the Bookbuilding Process, each prospective Placee (and any person acting on such Placee's behalf) represents, warrants, acknowledges and agrees (for itself and for any such prospective Placee) that:

1.
it has read and understood this Announcement in its entirety and that its acquisition of the Placing Shares is subject to and based upon all the terms, conditions, representations, warranties, indemnities, acknowledgements, agreements and undertakings and other information contained herein and that it has not relied on, and will not rely on, any information given or any representations, warranties or statements made at any time by any person in connection with Admission, the Placing, the Company, the Placing Shares or otherwise, other than the information contained in this Announcement and the Publicly Available Information;

2.
it has not received a prospectus or other offering document in connection with the Placing and acknowledges that no prospectus or other offering document has been or will be prepared in connection with the Placing;

3.
the Company's ordinary shares are listed on standard segment of the Official List, and that the Company is therefore required to publish certain business and financial information in accordance with the rules and practices of the FCA, which includes a description of the nature of the Company's business and the Company's most recent balance sheet and profit and loss account and that it is able to obtain or access such information without undue difficulty, and is able to obtain access to such information or comparable information concerning any other publicly traded company, without undue difficulty;

4.
neither the Managers nor the Company nor any of their respective affiliates, or their or their respective affiliates' agents, directors, officers or employees, respectively, nor any person acting on behalf of any of them has provided, and will not provide, it with any material regarding the Placing Shares or the Company or any other person other than the information in this Announcement or the Publicly Available Information; nor has it requested the Managers, the Company, any of their affiliates, agents, directors, officers or employees or any person acting on behalf of any of them to provide it with any such information;

5.
neither the Managers nor any person acting on behalf of them nor any of their respective affiliates, or their or their respective affiliates, agents, directors, officers or employees, respectively, has or shall have any liability for any Publicly Available Information, or any representation relating to the Company, provided that nothing in this paragraph excludes the liability of any person for fraudulent misrepresentation made by that person;

6.
(i) it has made its own assessment of the Company, the Placing Shares and the terms of the Placing based on Publicly Available Information, (ii) the Managers and the Company (or any of their respective affiliates) have not made any representation to it, express or implied, with respect to the Company, the Placing or the Placing Shares or the accuracy, completeness or adequacy of the Publicly Available Information and (iii) it has conducted its own investigation of the Company, the Placing and the Placing Shares, satisfied itself that the information is still current and relied on that investigation for the purposes of its decision to participate in the Placing;

7.
the content of this Announcement and the Publicly Available Information has been prepared by and is exclusively the responsibility of the Company and that neither the Managers nor any persons acting on their behalf is responsible for or has or shall have any liability for any information or representation, warranty or statement relating to the Company contained in this Announcement or the Publicly Available Information nor will they be liable for any Placee's decision to participate in the Placing based on any information, representation, warranty or statement contained in this Announcement, the Publicly Available Information or otherwise. Nothing in this Appendix shall exclude any liability of any person for fraudulent misrepresentation;

8.	it is not, and at the time the Placing Shares are acquired will not be, a resident of Australia, Canada, South Africa or Japan;

9.
it and the beneficial owner of the Placing Shares is, and at the time the Placing Shares are acquired will be, outside the United States and acquiring the Placing Shares in an "offshore transaction" as defined in, and in accordance with, Regulation S under the Securities Act 1933, as amended (the "Securities Act");

10.
it understands that the Placing Shares have not been, and will not be, registered under the Securities Act and may not be offered, sold or resold in or into the United States except pursuant to an effective registration under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities laws; and no representation is being made as to the availability of any exemption under the Securities Act for the reoffer, resale, pledge or transfer of the Placing Shares;

11.
the Placing Shares have not been registered or otherwise qualified, and will not be registered or otherwise qualified, for offer and sale nor will a prospectus be cleared or approved in respect of any of the Placing Shares under the securities laws of the United States, or any state or other jurisdiction of the United States, Australia, Canada, South Africa or Japan and, subject to certain exceptions, may not be offered, sold, taken up, renounced or delivered or transferred, directly or indirectly, within the United States, Australia, Canada, South Africa or Japan or in any country or jurisdiction where any action for that purpose is required;

12.	it and/or each person on whose behalf it is participating:

(a)	is entitled to acquire Placing Shares pursuant to the Placing under the laws and regulations of all relevant jurisdictions;

(b)	has fully observed such laws and regulations;

(c)	has capacity and authority and is entitled to enter into and perform its obligations as an acquirer of Placing Shares and will honour such obligations; and

(d)
has obtained all necessary consents and authorities (including, without limitation, in the case of a person acting on behalf of a Placee, all necessary consents and authorities to agree to the terms set out or referred to in this Appendix) to enable it to enter into the transactions contemplated hereby and to perform its obligations in relation thereto;

13.	if it is a pension fund or investment company, its acquisition of Placing Shares is in full compliance with applicable laws and regulations;

14.
understands that the Placing Shares are expected to be issued to it through CREST but may be issued to it in certificated, definitive form and acknowledges and agrees that the Placing Shares will, to the extent they are delivered in certificated form, bear a legend to the following effect unless agreed otherwise with the Company:

"THESE SECURITIES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE APPLICABLE SECURITIES LAWS OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (C) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE SHARES MAY NOT BE DEPOSITED INTO ANY UNRESTRICTED DEPOSITARY RECEIPT FACILITY IN RESPECT OF SHARES ESTABLISHED OR MAINTAINED BY A DEPOSITARY BANK. EACH HOLDER, BY ITS ACCEPTANCE OF THESE SHARES, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS."

15.
it will not distribute, forward, transfer or otherwise transmit this Announcement or any part of it, or any other presentational or other materials concerning the Placing in or into the United States (including electronic copies thereof) to any person, and it has not distributed, forwarded, transferred or otherwise transmitted any such materials to any person;

16.
none of the Managers, their respective affiliates and any person acting on behalf of any of them is making any recommendations to it, advising it regarding the suitability of any transactions it may enter into in connection with the Placing and that participation in the Placing is on the basis that it is not and will not be a client of any of the Managers and that the Managers have no duties or responsibilities to it for providing the protections afforded to their clients or customers or for providing advice in relation to the Placing nor in respect of any representations, warranties, undertakings or indemnities contained in the Placing Agreement nor for the exercise or performance of any of its rights and obligations thereunder including any rights to waive or vary any conditions or exercise any termination right;

17.
it will make payment to the Managers for the Placing Shares allocated to it in accordance with the terms and conditions of this Announcement on the due times and dates set out in this Announcement, failing which the relevant Placing Shares may be placed with others on such terms as the Managers determines in its absolute discretion without liability to the Placee and it will remain liable for any shortfall below the net proceeds of such sale and the placing proceeds of such Placing Shares and may be required to bear any stamp duty or stamp duty reserve tax (together with any interest or penalties due pursuant to the terms set out or referred to in this Announcement) which may arise upon the sale of such Placee's Placing Shares on its behalf;

18.
its allocation (if any) of Placing Shares will represent a maximum number of Placing Shares which it will be entitled, and required, to subscribe for, and that the Company may call upon it to subscribe for a lower number of Placing Shares (if any), but in no event in aggregate more than the aforementioned maximum;

19.
no action has been or will be taken by any of the Company, the Managers or any person acting on behalf of the Company or the Managers that would, or is intended to, permit a public offer of the Placing Shares in the United States or in any country or jurisdiction where any such action for that purpose is required;

20.
the person who it specifies for registration as holder of the Placing Shares will be (i) the Placee or (ii) a nominee of the Placee, as the case may be. The Managers and the Company will not be responsible for any liability to stamp duty or stamp duty reserve tax resulting from a failure to observe this requirement. It agrees to acquire Placing Shares pursuant to the Placing on the basis that the Placing Shares will be allotted to a CREST stock account of the Managers who will hold them as nominee on behalf of the Placee until settlement in accordance with its standing settlement instructions with it;

21.
the allocation, allotment, issue and delivery to it, or the person specified by it for registration as holder, of Placing Shares will not give rise to a stamp duty or stamp duty reserve tax liability under (or at a rate determined under) any of sections 67, 70, 93 or 96 of the Finance Act 1986 (depository receipts and clearance services) and that it is not participating in the Placing as nominee or agent for any person or persons to whom the allocation, allotment, issue or delivery of Placing Shares would give rise to such a liability;

22.
it and any person acting on its behalf falls within Article 19(5) and/or 49(2) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, and undertakes that it will acquire, hold, manage and (if applicable) dispose of any Placing Shares that are allocated to it for the purposes of its business only;

23.
it has not offered or sold and will not offer or sell any Placing Shares to persons in the United Kingdom prior to Admission except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and which will not result in an offer to the public in the United Kingdom within the meaning of section 85 (1) of FSMA;

24.	if within the EEA, it is a Qualified Investor as defined in section 86(7) of FSMA, being a person falling within Article 2.1(e) of the Prospectus Directive;

25.
it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) relating to Placing Shares in circumstances in which section 21(1) of FSMA does not require approval of the communication by an authorised person;

26.
it has complied and it will comply with all applicable laws with respect to anything done by it or on its behalf in relation to the Placing Shares (including all relevant provisions of FSMA and the Financial Services Act 2012 in respect of anything done in, from or otherwise involving the United Kingdom);

27.
represents and warrants that, if it is a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive (including any relevant implementing measure in any member state), the Placing Shares acquired by it in the Placing will not be acquired on a non-discretionary basis on behalf of, nor will they be acquired with a view to their offer or resale to, persons in a member state of the EEA which has implemented the Prospectus Directive other than qualified investors, or in circumstances in which the express prior written consent of the Bookrunners has been given to the offer or resale.

28.
it has not offered or sold and will not offer or sell any Placing Shares to persons in the European Economic Area prior to Admission except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their business or otherwise in circumstances which have not resulted and which will not result in an offer to the public in any member state of the European Economic Area within the meaning of the Prospectus Directive (which means Directive 2003/71/EC, as amended, and includes any relevant implementing measure in any member state);

29.
if it has received any confidential price sensitive information about the Company in advance of the Placing, it has not: (a) dealt in the securities of the Company; (b) encouraged or required another person to deal in the securities of the Company; or (c) disclosed such information to any person, prior to the information being made publicly available;

30.
neither the Bookrunners, the Company nor any of their respective affiliates, or their or their respective affiliates' agents, directors, officers or employees, respectively, nor any person acting on behalf of such persons is making any recommendation to it, advising it regarding the suitability of any transaction it may enter into in connection with the Placing nor providing advice in relation to the Placing nor in respect of any representation, warranty, acknowledgement, agreement, undertaking, or indemnity contained in the Placing Agreement nor the exercise or performance of any of the Bookrunners' rights and obligations thereunder including any rights to waive or vary any conditions or exercise any termination right;

31.
acknowledges and accepts that the Bookrunners may, in accordance with applicable legal and regulatory provisions, engage in transactions in relation to the Placing Shares and/or related instruments for their own account for the purpose of hedging their underwriting exposure or otherwise and, except as required by applicable law or regulation, the Bookrunners will not make any public disclosure in relation to such transactions;

32.
it has complied with its obligations in connection with money laundering and terrorist financing under the Proceeds of Crime Act 2002, the Terrorism Act 2000, the Terrorism Act 2006 and the Money Laundering Regulations (2003) (together the "Regulations") and, if making payment on behalf of a third party, that satisfactory evidence has been obtained and recorded by it to verify the identity of the third party as required by the Regulations;

33.
acknowledges that its commitment to acquire Placing Shares on the terms set out in this Announcement will continue notwithstanding any amendment that may in future be made to the terms and conditions of the Placing and that Placees will have no right to be consulted or require that their consent be obtained with respect to the Company's or the Managers' conduct of the Placing;

34.
acknowledges that it has knowledge and experience in financial, business and international investment matters as is required to evaluate the merits and risks of acquiring the Placing Shares. It further acknowledges that it is experienced in investing in securities of this nature and is aware that it may be required to bear, and is able to bear, the economic risk of, and is able to sustain, a complete loss in connection with the Placing. It has relied upon its own examination and due diligence of the Company and its affiliates taken as a whole, and the terms of the Placing, including the merits and risks involved;

35.
the Company, the Managers and others will rely upon the truth and accuracy of the foregoing representations, warranties, acknowledgements and agreements, which are given to each Manager on its own behalf and on behalf of the Company and are irrevocable;

36.
if it is acquiring the Placing Shares as a fiduciary or agent for one or more investor accounts, it has full power and authority to make, and does make, the foregoing representations, warranties, acknowledgements, agreements and undertakings on behalf of each such accounts;

37.	time is of the essence as regards its obligations under this Appendix;

38.	any document that is to be sent to it in connection with the Placing will be sent at its risk and may be sent to it at any address provided by it to the Bookrunners;

39.	the Placing Shares will be issued subject to the terms and conditions of this Appendix; and

40.
this Appendix and all documents into which this Appendix is incorporated by reference or otherwise validly forms a part will be governed by and construed in accordance with English law. All agreements to acquire shares pursuant to the Bookbuilding Process and/or the Placing will be governed by English law and the English courts shall have exclusive jurisdiction in relation thereto except that proceedings may be taken by the Company or the Managers in any jurisdiction in which the relevant Placee is incorporated or in which any of its securities have a quotation on a recognised stock exchange.

By participating in the Placing, each Placee (and any person acting on such Placee's behalf) agrees to indemnify and hold the Company, each of the Managers and each of their respective affiliates and each of their and their respective affiliates' agents directors, officers and employees, respectively, harmless from any and all costs, claims, liabilities and expenses (including legal fees and expenses) arising out of or in connection with any breach of the representations, warranties, acknowledgements, agreements and undertakings given by the Placee in this Appendix and further agrees that the provisions of this Appendix shall survive after completion of the Placing.

The agreement to allot and issue Placing Shares to Placees (or the persons for whom Placees are contracting as agent) free of stamp duty and stamp duty reserve tax in the UK relates only to their allotment and issue to Placees, or such persons as they nominate as their agents, direct by the Company. Such agreement assumes that the Placing Shares are not being acquired in connection with arrangements to issue depositary receipts or to transfer the Placing Shares into a clearance service. If there were any such arrangements, or the settlement related to other dealings in the Placing Shares, stamp duty or stamp duty reserve tax may be payable, for which neither the Company nor the Managers would be responsible. If this is the case, it would be sensible for Placees to take their own advice and they should notify the Managers accordingly. In addition, Placees should note that they will be liable for any capital duty, stamp duty and all other stamp, issue, securities, transfer, registration, documentary or other duties or taxes (including any interest, fines or penalties relating thereto) payable outside the UK by them or any other person on the acquisition by them of any Placing Shares or the agreement by them to acquire any Placing Shares and each Placee, or the Placee's nominee, in respect of whom (or in respect of the person for whom it is participating in the Placing as an agent or nominee) the allocation, allotment, issue or delivery of Placing Shares has given rise to such non-UK stamp, registration, documentary, transfer or similar taxes or duties undertakes to pay such taxes and duties, including any interest and penalties (if applicable), forthwith and to indemnify on an after-tax basis and to hold harmless the Company and the Managers in the event that either the Company and/or the Managers have incurred any such liability to such taxes or duties.

The representations, warranties, acknowledgements and undertakings contained in this Appendix are given to the Managers for themselves and on behalf of the Company and are irrevocable.

Each Placee and any person acting on behalf of the Placee acknowledges that the Managers do not owe any fiduciary or other duties to any Placee in respect of any representations, warranties, undertakings, acknowledgements or agreements or indemnities in the Placing Agreement.

Each Placee and any person acting on behalf of the Placee acknowledges and agrees that either of the Managers may (at their absolute discretion) satisfy its obligations to procure Placees by itself agreeing to become a Placee in respect of some or all of the Placing Shares or by nominating any connected or associated person to do so.

When a Placee or any person acting on behalf of the Placee is dealing with the Managers, any money held in an account with the Managers on behalf of the Placee and/or any person acting on behalf of the Placee will not be treated as client money within the meaning of the relevant rules and regulations of the FCA which therefore will not require the Managers to segregate such money, as that money will be held by it under a banking relationship and not as trustee.

The price of shares and any income expected from them may go down as well as up and investors may not get back the full amount invested upon disposal of the shares. Past performance is no guide to future performance and persons needing advice should consult an independent financial adviser.

All times and dates in this Announcement may be subject to amendment. The Managers will notify Placees and any persons acting on behalf of the Placees of any changes.